UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	November 19, 2008
(Date of earliest event reported)	November 25, 2008

Landmark Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-20878	43-1930755
(Commission File Number)	(I.R.S. Employer Identification Number)

701 Poyntz Avenue, Manhattan, Kansas	66502
(Address of principal executive offices)	(Zip Code)

(785) 565-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

                On November 19, 2008, Landmark Bancorp, Inc. (the “Company”) entered into a Revolving Credit Agreement (the “Credit Agreement”), a Security Agreement (the “Security Agreement”) and a Note with First National Bank of Omaha (“FNBO”).   Under the Credit Agreement, the Company may borrow up to $9,000,000, which may be used to repay the outstanding principal and accrued interest balances due under the Company’s existing Loan Agreement, dated April 1, 2004 (the “Existing Loan Agreement”) in the amount of $9,000,000, to finance the operational needs of the Company and for working capital and general corporate purposes.

                The maturity date for the Credit Agreement is November 18, 2009.  Upon the maturity date, the Company is obligated to repay to FNBO all outstanding borrowings, together with any accrued interest.  The Company is obligated to pay interest on outstanding borrowings under the line of credit at a rate equal to the prime rate, adjusted on a daily basis, less 25 basis points.  The Company’s obligations under the Credit Agreement are secured by the Company’s pledge of 100% of the stock of Landmark National Bank.

                Under the Credit Agreement, FNBO may accelerate the indebtedness under the Credit Agreement upon the occurrence of an event of default, including, among others if: (i) the Company fails to pay any amount when due under the terms of the Credit Agreement, and such failure to pay remains uncured for 7 business days following written notice to the Company from FNBO; (ii) any representation or warranty made by the Company is untrue in any material respect; (iii) the Company’s fails to perform any term, covenant or agreement contained in the Credit Agreement and such failure continues and remains unremedied for 15 business days after written notice to the Company by FNBO; (iv) the Company fails to pay or defaults on its other indebtedness; (v) the Company fails to pay, or is unable to pay, its debts when they become due, or if it files a petition for relief under any bankruptcy, insolvency or moratorium law relating to debtors; (vi) any judgment in excess of $250,000 is filed against the Company and remains unpaid for 30 days without being vacated, discharged, satisfied, or stayed or bonded pending appeal; (vii) FNBO ceases to have a valid and perfected first priority security interest in the collateral pledged under the Security Agreement; or (viii) a change in control occurs with respect to the Company.

Item 1.02               Termination of a Material Definitive Agreement.

                In connection with the Credit Agreement, the Company terminated the Existing Loan Agreement.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK BANCORP, INC.

Dated: November 25, 2008	By:	/s/ Mark A. Herpich
Mark A. Herpich
Vice President, Secretary, Treasurer
and Chief Financial Officer